Exhibit 99.1
Azenta Reports Third Quarter Results for Fiscal 2026, Ended June 30, 2026.

BURLINGTON, Mass., August 4, 2026 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the third quarter ended June 30, 2026.

The results of B Medical Systems are reported as discontinued operations and reflected in total diluted EPS. The Company entered into a definitive agreement to sell the business during fiscal 2025, and the transaction closed on July 1, 2026, on the terms described in the Company’s Current Report on Form 8-K filed on July 8, 2026.

	Quarter Ended
Dollars in millions, except per share data	June 30,	March 31,	June 30,	Change
	2026	2026	2025(1)	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$161	$145	$144	11%	12%
Organic growth					9%
Sample Management Solutions	$88	$81	$78	9%	14%
Multiomics	$73	$64	$66	14%	10%

Diluted EPS Continuing Operations	$(0.03)	$(3.41)	$(0.01)	99%	NM
Diluted EPS Total	$0.05	$(3.49)	$(1.05)	NM	NM

Non-GAAP Diluted EPS Continuing Operations	$0.16	$(0.04)	$0.17	NM	(6)%
Adjusted EBITDA - Continuing Operations	$18	$8	$17	NM	6%
Adjusted EBITDA Margin - Continuing Operations	11.4%	5.4%	12.1%
(1)Reflects revisions for an immaterial classification error among cost of revenue, research and development expenses, and selling, general and administrative expenses, and other immaterial adjustments, as further described in the Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Management Comments
"Despite an uneven and challenging market backdrop, our third quarter results exceeded our expectations, with continued strength in our recurring revenue businesses, and a modest improvement in Multiomics in North America," said John Marotta, President and Chief Executive Officer. "While these results represent an encouraging step forward, our turnaround continues, and we remain focused on executing against our strategic priorities."

Third Quarter Fiscal 2026 Results - Continuing Operations
•Revenue was $161 million, up 12% year over year. Organic revenue, which excludes a 1-percentage point impact from foreign exchange and a 3-percentage point impact from the acquisition of UK Biocentre Limited, was up 9% year over year, reflecting higher revenue in Sample Management Solutions and Multiomics.
•Sample Management Solutions revenue was $88 million, up 14% year over year.

◦Organic revenue, which excludes the impact from foreign exchange and the contribution from the acquisition of UK Biocentre Limited, was up 9%, mainly driven by higher revenue in Sample Repository Solutions and Consumables and Instruments, partially offset by lower revenue in Automated Stores.
•Multiomics revenue was $73 million, up 10% year over year.
◦Organic revenue, which excludes the impact from foreign exchange, was up 8% year over year, primarily driven by higher revenue in Next Generation Sequencing and Gene Synthesis, partially offset by lower Sanger Sequencing revenue.
Summary of GAAP Earnings Results - Continuing Operations
•Operating loss was $4.2 million. Operating margin was (2.6%), down 131 basis points year over year.
◦Gross margin was 44.9%, a decrease of 130 basis points year over year, primarily driven by unfavorable fixed-cost absorption associated with lower sales volumes in certain areas of the portfolio as well as costs related to quality remediation and rework activities in Automated Stores. These impacts were partially offset by improved operating leverage and the benefits of ongoing cost initiatives.
◦Operating expenses in the quarter were $77 million, up 12% year over year, driven by higher research and development expenses and higher selling, general and administrative expenses, partially offset by lower restructuring and transformation charges.
•Total other income included $4 million of net interest income, versus $5 million in the prior year period.
•Diluted EPS from continuing operations was ($0.03) compared to ($0.01) in the third quarter of fiscal year 2025. Diluted EPS from discontinued operations was $0.09, compared to ($1.04) a year ago. Total diluted EPS was $0.05, compared to ($1.05) a year ago.
Summary of Non-GAAP Earnings Results - Continuing Operations
•Adjusted operating income was $4.7 million. Adjusted operating margin was 2.9%, a decrease of 180 basis points year over year.
◦Adjusted gross margin was 46.2%, down 140 basis points compared to the third quarter of fiscal 2025, primarily driven by unfavorable fixed-cost absorption associated with lower sales volumes in certain areas of the portfolio as well as costs related to quality remediation and rework activities in Automated Stores. These impacts were partially offset by improved operating leverage and the benefits of ongoing cost initiatives.
◦Adjusted operating expenses in the quarter were $70 million, up 13% year over year, driven by higher selling, general and administrative expenses and higher research and development expenses.
•Adjusted EBITDA was $18.5 million, and Adjusted EBITDA margin was 11.4%, a decrease of 60 basis points year over year.
•Non-GAAP Diluted EPS was $0.16, compared to $0.17 one year ago.
Cash and Liquidity as of June 30, 2026
•The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $529 million.
•Operating cash flow was $1 million in the quarter. Capital expenditures were $7 million, and free cash flow (cash flow from operations less capital expenditures) was negative $5 million.
Share Repurchase Program Update
•On December 8, 2025, our Board of Directors approved a share repurchase program authorizing the repurchase of up to $250 million of our common stock through December 31, 2028, or the 2025 Repurchase Program. Repurchases under the 2025 Repurchase Program may be made in the open market or through privately negotiated transactions (including under an accelerated share repurchase agreement), or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Exchange Act, subject to market and business conditions, legal requirements, and other factors. As of June 30, 2026, the Company repurchased 2.3 million shares of common stock for $50.0 million (excluding fees, commissions, and excise tax) pursuant to the 2025 Repurchase Program. All shares of common stock repurchased under the 2025 Repurchase Program have been retired.

Fourth Quarter Fiscal 2026 Guidance - Continuing Operations
•Total organic revenue, which excludes the impact of foreign exchange and the contribution from the acquisition of UK Biocentre Limited, is expected to decline approximately in the low single digits relative to the fourth quarter of fiscal 2025.
•Adjusted EBITDA is expected to range approximately between $20 million and $23 million.

Full Year Fiscal 2026 Guidance - Continuing Operations
The Company now expects total reported revenue from continuing operations to range approximately between $613 to $618 million, compared to prior guidance of $603 to $621 million for the fiscal year ending September 30, 2026.
•Total organic revenue, which excludes the impact of foreign exchange and the contribution from the acquisition of UK Biocentre Limited, is now expected to range approximately between flat to up 1%, compared to prior guidance of down 2% to up 1% relative to fiscal 2025.
◦Organic revenue for Sample Management Solutions is expected to grow low-single-digits, consistent with prior guidance.
◦Organic revenue for Multiomics is now expected to range approximately between down 1% to flat, compared to prior guidance of down mid-single-digits.
•Adjusted EBITDA is expected to be in the range of $59 million to $62 million, including an anticipated impact of approximately 30 basis points of margin dilution from the UK Biocentre acquisition.
•Free cash flow (cash flow from operations less capital expenditures) is expected to improve approximately 10% to 15% year-over-year, consistent with prior guidance.

Azenta does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the Company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, transformation costs, restructuring charges, costs related to acquisitions and divestitures, governance-related matters, goodwill and intangible impairments, stock-based compensation, and other gains and charges that are not representative of the normal operations of the business.
Conference Call and Webcast
Azenta management will webcast its third quarter fiscal 2026 earnings conference call on August 5, 2026 at 8:30 a.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.
The call will be broadcast live over the Internet and, together with presentation materials and supplemental information referenced on the call, will be hosted at the Investor Relations section of Azenta’s website at https://investors.azenta.com/events. The supplemental information is being posted at the time of this earnings release, and the presentation materials will be posted ahead of the earnings call. A replay of the webcast will be archived on the website for convenient on-demand access.
Regulation G – Use of Non-GAAP Financial Measures
This release includes non-GAAP financial measures, including organic revenue, adjusted gross profit and margin, adjusted operating income, expenses and margin, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP net income, non-GAAP diluted EPS and free cash flow. Management believes these measures give investors additional insight into the results of business operations, improve period-to-period comparability and facilitate comparison with peers. Management uses these measures to evaluate business performance and uses organic revenue (referred to as Core Revenue in the Company’s proxy statement), Adjusted EBITDA and free cash flow in determining compensation under the Company’s annual incentive plan. They are not presented in accordance with, and are not a substitute for, U.S. generally accepted accounting principles, or GAAP, should always be considered together with the most directly comparable GAAP measures, and may not be comparable to similarly titled measures used by other companies. These measures are presented on a continuing operations basis, except free cash flow, which is presented on a total company basis inclusive of B Medical Systems. Non-GAAP diluted EPS does not exclude stock-based compensation; the Company separately presents non-GAAP adjusted net income excluding stock-based compensation. Reconciliations to the most directly comparable GAAP measures, and descriptions of the adjustments, are included at the end of this release under “Notes on Non-GAAP Financial Measures.” Certain amounts may not sum due to rounding, and all percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended
Some statements in this release are forward-looking statements made under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s actual financial and business results to differ materially from those expressed or implied by such statements. They are based on the facts and assumptions known to management at the time they are made. Forward looking statements include, but are not limited to, statements regarding the Company’s guidance and outlook for fiscal year 2026, including revenue, organic revenue growth, earnings, Adjusted EBITDA margin and free cash flow expectations; expectations regarding the timing, execution and benefits of operational, commercial and organizational transformation initiatives; anticipated productivity improvements and cost actions; expectations regarding demand trends and end market conditions; statements regarding the Company’s long range plan and multi-year financial targets, including the extension of the long range plan timeline to 2029.

Factors that could cause actual results to differ materially from those expressed or implied by forward looking statements include, but are not limited to: the Company’s ability to execute on and realize the expected benefits from its transformation and operational improvement initiatives; changes in customer demand, purchasing behavior or funding conditions in the markets the Company serves; macroeconomic, geopolitical or regulatory developments; the impact of foreign currency fluctuations; the Company’s ability to effectively manage costs, improve productivity and achieve anticipated margin improvements; supply chain disruptions; competitive dynamics; the ability of customers to meet payment obligations; risks relating to the collectability and timely repayment of the $35 million secured vendor loan extended to the buyer in connection with the B Medical Systems divestiture, including the buyer's ability to obtain permanent financing, the sufficiency of the collateral securing the loan, and the potential for an associated charge or impairment; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10 K, Quarterly Reports on Form 10 Q and Current Reports on Form 8 K. Because forward looking statements relate to future events and are based on current expectations, they are inherently subject to significant uncertainties, particularly with respect to projections and assumptions extending over multiple years. As a result, actual outcomes may differ materially from those projected.

Azenta expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey.
Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.
AZENTA INVESTOR CONTACTS:
Yvonne Perron
Vice President, Financial Planning & Analysis and Investor Relations
ir@azenta.com
Maria Isabel Cuartas
Manager Investor Relations
ir@azenta.com

AZENTA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Revenue
Products	$41,259	$39,387	$119,985	$125,169
Services	119,919	104,468	334,630	309,460
Total revenue	161,178	143,855	454,615	434,629
Cost of revenue
Products	25,018	19,572	71,889	68,607
Services	63,804	57,879	184,629	168,016
Total cost of revenue	88,822	77,451	256,518	236,623
Gross profit	72,356	66,404	198,097	198,006
Operating expenses
Research and development	8,853	7,417	27,475	22,132
Selling, general and administrative	67,168	60,083	195,666	199,854
Impairment of goodwill and intangible assets	—	—	149,083	—
Restructuring charges	513	754	3,078	4,765
Total operating expenses	76,534	68,254	375,302	226,751
Operating loss	(4,178)	(1,850)	(177,205)	(28,745)
Other income (expense)
Interest income, net	3,825	4,973	13,310	13,760
Other income (expense), net	1,199	(820)	5,337	1,542
Income (loss) from continuing operations before income taxes	846	2,303	(158,558)	(13,443)
Income tax expense	2,375	2,635	5,182	13,752
Loss from continuing operations	(1,529)	(332)	(163,740)	(27,195)
Income (loss) from discontinued operations, net of tax	3,985	(47,655)	(10,034)	(79,445)
Net income (loss)	$2,456	$(47,987)	$(173,774)	$(106,640)
Basic net income (loss) per share:
Loss from continuing operations	$(0.03)	$(0.01)	$(3.58)	$(0.59)
Income (loss) from discontinued operations, net of tax	$0.09	$(1.04)	$(0.22)	$(1.74)
Basic net income (loss) per share	$0.05	$(1.05)	$(3.80)	$(2.33)
Diluted net income (loss) per share:
Loss from continuing operations	$(0.03)	$(0.01)	$(3.58)	$(0.59)
Income (loss) from discontinued operations, net of tax	$0.09	$(1.04)	$(0.22)	$(1.74)
Diluted net income (loss) per share	$0.05	$(1.05)	$(3.80)	$(2.33)
Weighted average shares used in computing net income (loss) per share:
Basic	45,286	45,780	45,759	45,712
Diluted	45,286	45,780	45,759	45,712

AZENTA, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	June 30, 2026	September 30, 2025

Assets
Current assets
Cash and cash equivalents	$189,654	$279,783
Short-term marketable securities	136,143	61,137
Accounts receivable, net of allowance for expected credit losses ($3,953 and $4,649, respectively)	143,675	142,181
Inventories	79,082	74,956
Short-term restricted cash	2,414	2,359
Refundable income taxes	5,846	9,728
Prepaid expenses and other current assets	53,150	64,660
Current assets held for sale	71,387	73,535
Total current assets	681,351	708,339
Property, plant and equipment, net	172,427	153,954
Long-term marketable securities	196,087	201,585
Long-term deferred tax assets	494	726
Operating lease right-of-use assets	61,421	54,048
Goodwill	547,457	702,395
Intangible assets, net	85,688	101,814
Long-term income taxes receivable	45,600	45,600
Other assets	8,997	6,115
Noncurrent assets held for sale	76,689	85,006
Total assets	$1,876,211	$2,059,582
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$39,381	$37,722
Deferred revenue	36,041	31,569
Derivative liability	28,435	33,420
Accrued warranty and retrofit costs	4,047	4,713
Accrued compensation and benefits	30,965	35,799
Customer deposits	35,355	26,499
Accrued income taxes payable	6,775	9,416
Deposit received for the sale of B Medical Systems business	28,000	—
Accrued expenses and other current liabilities	34,249	30,268
Current liabilities held for sale	29,326	28,268
Total current liabilities	272,574	237,674
Long-term deferred tax liabilities	15,836	18,245
Long-term operating lease liabilities	53,967	51,244
Other long-term liabilities	10,725	11,142
Noncurrent liabilities held for sale	12,980	14,291
Total liabilities	366,082	332,596

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 57,226,616 shares issued and 43,764,747 shares outstanding at June 30, 2026; 59,320,848 shares issued and 45,858,979 shares outstanding at September 30, 2025	572	594
Additional paid-in capital	493,071	529,605
Accumulated other comprehensive loss	(28,740)	(22,213)
Treasury stock, at cost - 13,461,869 shares at June 30, 2026 and September 30, 2025	(200,956)	(200,956)
Retained earnings	1,246,182	1,419,956
Total stockholders' equity	1,510,129	1,726,986
Total liabilities and stockholders' equity	$1,876,211	$2,059,582

AZENTA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Nine Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(173,774)	$(106,640)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	41,230	46,775
Impairment of goodwill and intangible assets	149,083	—
Non-cash gain from settlement of preexisting contractual relationship	(3,858)	—
Loss on assets held for sale	9,491	92,706
Inventory write-downs and other non-cash items	1,301	3,866
Stock-based compensation	15,232	16,716
Amortization and accretion on marketable securities	(1,088)	(1,318)
Deferred income taxes	(3,563)	(20,385)
Loss on disposals of property, plant and equipment	14	759
Changes in operating assets and liabilities:
Accounts receivable	4,073	38,799
Inventories	(9,501)	(9,998)
Accounts payable	(655)	(365)
Deferred revenue	1,986	7,156
Accrued warranty and retrofit costs	84	38
Accrued compensation and tax withholdings	(3,816)	3,604
Accrued restructuring costs	26	(51)
Other assets and liabilities	9,540	(1,651)
Net cash provided by operating activities	35,805	70,011
Cash flows from investing activities
Purchases of property, plant and equipment	(20,234)	(25,997)
Purchases of marketable securities	(365,358)	(312,990)
Sales and maturities of marketable securities	295,489	242,527
Acquisition of UK Biocentre, net of cash acquired	(11,150)	—
Proceeds from other investment	—	2,130
Net investment hedge settlement	—	3,043
Deposit received for the sale of B Medical Systems business	28,000	—
Net cash used in investing activities	(73,253)	(91,287)
Cash flows from financing activities
Proceeds from issuance of common stock	1,178	1,553
Payments of finance leases	(583)	(585)
Withholding tax payments on net share settlements on equity awards	(2,521)	—
Excise tax payment for settled share repurchases	—	(11,376)
Share repurchases	(50,046)	—
Net cash used in financing activities	(51,972)	(10,408)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(2,594)	4,510
Net decrease in cash, cash equivalents and restricted cash	(92,014)	(27,174)
Cash, cash equivalents and restricted cash, beginning of period	296,685	320,990
Cash, cash equivalents and restricted cash, end of period	$204,671	$293,816
Supplemental disclosures:
Cash paid for income taxes, net	$7,017	$2,243
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$6,978	$4,652

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
	June 30, 2026	September 30, 2025
Cash and cash equivalents of continuing operations	$189,654	$279,783
Cash included in current assets held for sale	8,363	13,206
Short-term restricted cash	2,414	2,359
Long-term restricted cash included in other assets	4,240	1,337
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$204,671	$296,685

Notes on Non-GAAP Financial Measures - Continuing Operations
Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	June 30, 2026		March 31, 2026		June 30, 2025(*)
Amounts in thousands, except per share data	$	per diluted share	$	per diluted share	$	per diluted share
Net loss from continuing operations	$(1,529)	$(0.03)	$(157,021)	$(3.41)	$(332)	$(0.01)
Adjustments:
Amortization of completed technology	2,082	0.05	2,076	0.05	2,068	0.05
Amortization of other intangible assets	3,616	0.08	3,563	0.08	4,123	0.09
Transformation costs(1)	272	0.01	440	0.01	1,542	0.03
Restructuring charges	513	0.01	1,422	0.03	754	0.02
Impairment of goodwill and intangible assets(2)	—	—	149,083	3.24	—	—
Merger and acquisition costs(3)	2,248	0.05	2,175	0.05	58	0.00
Non-recurring other adjustments(4)	—	0.00	(3,858)	(0.08)	38	0.00
Purchase accounting adjustments	154	0.00	—	—	—	—
Tax effect of adjustments	(198)	0.00	331	0.01	(534)	(0.01)
Other adjustments	—	—	13	0.00	—	—
Non-GAAP adjusted net income (loss) from continuing operations	$7,158	$0.16	$(1,776)	$(0.04)	$7,717	$0.17
Stock-based compensation, pre-tax	4,692	0.10	6,268	0.14	3,045	0.07
Tax rate	13%	—	13%	—	17%	—
Stock-based compensation, net of tax	4,082	0.09	5,453	0.12	2,536	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$11,240	$0.25	$3,677	$0.08	$10,253	$0.22

Shares used in computing non-GAAP diluted net income per share		45,286		46,063		45,780

	Nine Months Ended
	June 30, 2026		June 30, 2025(*)
Amounts in thousands, except per share data	$	per diluted share	$	per diluted share
Net loss from continuing operations	$(163,740)	$(3.58)	$(27,195)	$(0.59)
Adjustments:
Amortization of completed technology	6,017	0.13	5,876	0.13
Amortization of other intangible assets	10,730	0.23	12,499	0.27
Transformation costs(1)	1,913	0.04	9,771	0.21
Restructuring charges	3,078	0.07	4,765	0.10
Impairment of goodwill and intangible assets(2)	149,083	3.26	—	—
Merger and acquisition costs(3)	4,436	0.10	2,316	0.05
Non-recurring other adjustments(4)	(3,858)	(0.08)	(2,097)	(0.05)
Purchase accounting adjustment	154	0.00	—	—
Tax adjustments(5)	—	—	7,300	0.16
Tax effect of adjustments	1,704	0.04	571	0.01
Other adjustments	22	0.00	—	—
Non-GAAP adjusted net income from continuing operations	$9,539	$0.21	$13,806	$0.30
Stock-based compensation, pre-tax	14,822	0.32	15,949	0.35
Tax rate	13%	—	17%	—
Stock-based compensation, net of tax	12,895	0.28	13,238	0.29
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$22,434	$0.49	$27,044	$0.59

Shares used in computing non-GAAP diluted net income per share		45,759		45,712
(*)See footnote (1) on Page 1.
(1)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.
(2)Represents a non-cash goodwill impairment charge recognized in the second quarter of fiscal 2026 as a result of the Company's quantitative goodwill impairment analysis as of March 31, 2026, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(3)Merger and acquisition costs consist primarily of legal, accounting, valuation, and strategic advisory fees incurred in connection with acquisition and integration activities.
(4)The Company recognized $3.9 million non-cash gain from the settlement of the pre-existing contractual relationship with UK Biocentre Limited in the second quarter of fiscal 2026. The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis in the second quarter of fiscal 2025. These are non-recurring and non-operational adjustments.
(5)Tax adjustments for the nine months ended June 30, 2025 are primarily driven by tax expenses related to a one-time repatriation of historical earnings from China.

	Quarter Ended			Nine Months Ended
Dollars in thousands	June 30, 2026	March 31, 2026	June 30, 2025(*)	June 30, 2026	June 30, 2025(*)
GAAP net loss	$2,456	$(160,798)	$(47,987)	$(173,774)	$(106,640)
Less: Loss from discontinued operations	3,985	(3,777)	(47,655)	(10,034)	(79,445)
GAAP net loss from continuing operations	(1,529)	(157,021)	(332)	(163,740)	(27,195)
Adjustments:
Interest income, net	(3,825)	(4,387)	(4,973)	(13,310)	(13,760)
Income tax expense	2,375	(323)	2,635	5,182	13,752
Depreciation	7,861	8,338	8,399	24,406	23,695
Amortization of completed technology	2,082	2,076	2,068	6,017	5,876
Amortization of other intangible assets	3,616	3,563	4,123	10,730	12,499
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$10,580	$(147,754)	$11,920	$(130,715)	$14,867

	Quarter Ended			Nine Months Ended
Dollars in thousands	June 30, 2026	March 31, 2026	June 30, 2025(*)	June 30, 2026	June 30, 2025(*)
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$10,580	$(147,754)	$11,920	$(130,715)	$14,867
Adjustments:
Stock-based compensation	4,692	6,268	3,045	14,822	15,949
Restructuring charges	513	1,422	754	3,078	4,765
Impairment of goodwill and intangible assets(1)	—	149,083	—	149,083	—
Merger and acquisition costs(2)	2,248	2,175	58	4,436	2,316
Transformation costs(3)	272	440	1,542	1,913	9,771
Non-recurring other adjustments(4)	—	(3,858)	38	(3,858)	(2,097)
Purchase accounting adjustment	154	—	—	154	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$18,459	$7,776	$17,357	$38,913	$45,571

(*)See footnote (1) on Page 1.
(1)Represents a non-cash goodwill impairment charge recognized in the second quarter of fiscal 2026 as a result of the Company's quantitative goodwill impairment analysis as of March 31, 2026, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(2)Merger and acquisition costs consist primarily of legal, accounting, valuation, and strategic advisory fees incurred in connection with acquisition and integration activities.
(3)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.
(4)The Company recognized $3.9 million non-cash gain from the settlement of the pre-existing contractual relationship with UK Biocentre Limited in the second quarter of fiscal 2026. The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis in the second quarter of fiscal 2025. These are non-recurring and non-operational adjustments.

	Quarter Ended
Dollars in thousands	June 30, 2026		March 31, 2026		June 30, 2025(*)
GAAP gross profit	$72,356	44.9%	$62,035	42.8%	$66,404	46.2%
Adjustments:
Amortization of completed technology	2,082	1.3%	2,076	1.4%	2,068	1.4%
Other Adjustments	—	—%	—	—%	25	0.0%
Non-GAAP adjusted gross profit	$74,438	46.2%	$64,111	44.3%	$68,497	47.6%

	Nine Months Ended
Dollars in thousands	June 30, 2026		June 30, 2025(*)
GAAP gross profit	$198,097	43.6%	$198,006	45.6%
Adjustments:
Amortization of completed technology	6,017	1.3%	5,876	1.4%
Transformation costs(1)	—	—%	51	0.0%
Other Adjustments	—	—%	25	0.0%
Non-GAAP adjusted gross profit	$204,114	44.9%	$203,958	46.9%
(*)See footnote (1) on Page 1.
(1)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
Dollars in thousands	June 30, 2026		March 31, 2026		June 30, 2025(*)		June 30, 2026		March 31, 2026		June 30, 2025(*)
GAAP gross profit	$39,126	44.3%	$37,084	45.7%	$40,180	51.8%	$33,230	45.6%	$24,951	39.2%	$26,224	39.6%
Adjustments:
Amortization of completed technology	1,393	1.6%	1,389	1.7%	1,208	1.6%	689	0.9%	687	1.1%	860	1.3%
Other Adjustments	—	—%	—	—%	25	0.0%	—	—%	—	—%	—	—%
Non-GAAP adjusted gross profit	$40,519	45.9%	$38,473	47.4%	$41,413	53.4%	$33,919	46.5%	$25,638	40.2%	$27,084	40.9%

	Segment Total
	Quarter Ended
Dollars in thousands	June 30, 2026		March 31, 2026		June 30, 2025(*)
GAAP gross profit	$72,356	44.9%	$62,035	42.8%	$66,404	46.2%
Adjustments:
Amortization of completed technology	2,082	1.3%	2,076	1.4%	2,068	1.4%
Other Adjustments	—	—%	—	—%	25	0.0%
Non-GAAP adjusted gross profit	$74,438	46.2%	$64,111	44.3%	$68,497	47.6%

	Sample Management Solutions				Multiomics
	Nine Months Ended				Nine Months Ended
Dollars in thousands	June 30, 2026		June 30, 2025(*)		June 30, 2026		June 30, 2025(*)
GAAP gross profit	$111,993	44.7%	$115,471	48.4%	$86,104	42.2%	$82,535	42.1%
Adjustments:
Amortization of completed technology	3,958	1.6%	3,296	1.4%	2,059	1.0%	2,580	1.3%
Transformation costs(1)	—	—%	51	0.0%	—	—%	—	—%
Other Adjustments	—	—%	25	0.0%	$—	—%	$—	—%
Non-GAAP adjusted gross profit	115,951	46.2%	118,843	49.8%	$88,163	43.3%	$85,115	43.4%

	Segment Total
	Nine Months Ended
Dollars in thousands	June 30, 2026		June 30, 2025(*)
GAAP gross profit	$198,097	43.6%	$198,006	45.6%
Adjustments:
Amortization of completed technology	6,017	1.3%	5,876	1.4%
Transformation costs(1)	—	—%	51	0.0%
Other Adjustments	—	—%	$25	0.0%
Non-GAAP adjusted gross profit	204,114	44.9%	$203,958	46.9%
(*)See footnote (1) on Page 1.
(1)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in thousands	June 30, 2026	March 31, 2026	June 30, 2025(*)	June 30, 2026	March 31, 2026	June 30, 2025(*)	June 30, 2026	March 31, 2026	June 30, 2025(*)
GAAP operating loss	$2,051	$(9,091)	$4,505	$(6,229)	$(156,699)	$(6,355)	$(4,178)	$(165,790)	$(1,850)
Adjustments:
Amortization of completed technology	2,082	2,076	2,068	—	—	—	2,082	2,076	2,068
Amortization of other intangible assets	49	—	—	3,567	3,563	4,123	3,616	3,563	4,123
Transformation costs(1)	56	55	168	216	385	1,374	272	440	1,542
Restructuring charges	—	—	—	513	1,422	754	513	1,422	754
Impairment of goodwill and intangible assets(2)	—	—	—	—	149,083	—	—	149,083	—
Merger and acquisition costs(3)	204	—	—	2,044	2,175	58	2,248	2,175	58
Purchase accounting and other adjustments	154	8	38	—	—	(5)	154	8	33
Non-GAAP adjusted operating income (loss)	$4,596	$(6,952)	$6,779	$111	$(71)	$(51)	$4,707	$(7,023)	$6,728

	Total Segments		Corporate		Total
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2026	June 30, 2025(*)	June 30, 2026	June 30, 2025(*)	June 30, 2026	June 30, 2025(*)
GAAP operating loss	$(8,355)	$(2,276)	$(168,850)	$(26,469)	$(177,205)	$(28,745)
Adjustments:
Amortization of completed technology	6,017	5,876	—	—	6,017	5,876
Amortization of other intangible assets	49	—	10,681	12,499	10,730	12,499
Transformation costs(1)	168	2,877	1,745	6,894	1,913	9,771
Restructuring charges	—	—	3,078	4,765	3,078	4,765
Impairment of goodwill and intangible assets(2)	—	—	149,083	—	149,083	—
Merger and acquisition costs(3)	204	—	4,232	2,316	4,436	2,316
Purchase accounting and other adjustments	175	40	—	(5)	175	35
Non-GAAP adjusted operating income (loss)	$(1,742)	$6,517	$(31)	$—	$(1,773)	$6,517
(*)See footnote (1) on Page 1.
(1)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.
(2)Represents non-cash goodwill impairment charges recognized in the second quarter of fiscal 2026 as a result of the Company’s annual and interim impairment assessment, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(3)Merger and acquisition costs consist primarily of legal, accounting, valuation, and strategic advisory fees incurred in connection with acquisition and integration activities.

	Sample Management Solutions			Multiomics			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in millions	June 30, 2026	June 30, 2025	Change	June 30, 2026	June 30, 2025	Change	June 30, 2026	June 30, 2025	Change
Revenue	$88	$78	14%	$73	$66	10%	$161	$144	12%
Acquisitions	(4)	—	(5)%	—	—	—%	(4)	—	(3)%
Currency exchange rates	(0)	—	(0)%	(1)	—	(2)%	(1)	—	(1)%
Organic revenue	$84	$78	9%	$72	$66	8%	$156	$144	9%

	Sample Management Solutions			Multiomics			Azenta Total
	Nine Months Ended			Nine Months Ended			Nine Months Ended
Dollars in millions	June 30, 2026	June 30, 2025	Change	June 30, 2026	June 30, 2025	Change	June 30, 2026	June 30, 2025	Change
Revenue	$251	$239	5%	$204	$196	4%	$455	$435	5%
Acquisitions	(5)	—	(2)%	—	—	—%	(5)	—	(1%)
Currency exchange rates	(4)	—	(2)%	(4)	—	(2)%	(8)	—	(2)%
Organic revenue	$242	$239	1%	$200	$196	2%	$442	$435	2%